Exhibit 99.1

Media Contact:	IR Contact
Darris Gringeri	(310) 964-0808
212-205-0882

DIRECTV Completes Merger Transaction with

Liberty Media

EL SEGUNDO, Calif., Nov. 19, 2009— DIRECTV today announced the successful completion of the previously announced transactions involving the combination of  DIRECTV Group and  Liberty Entertainment, Inc. (LEI), a company split-off from Liberty Media Corporation. The transactions were completed following a special meeting of stockholders of The DIRECTV Group held today.

Special Meeting

The stockholders of DIRECTV Group approved both of the proposals up for vote at the special meeting.  Those proposals related to the approval of the Agreement and Plan of Merger (dated May 3, 2009) as amended, by and among Liberty, LEI, DIRECTV Group, DIRECTV and certain subsidiaries of DIRECTV and the approval of the Voting and Right of First Refusal Agreement (dated as of May 3, 2009) as amended, by and among DIRECTV Group, LEI, DIRECTV, John C. Malone (the Chairman of DIRECTV Group and Liberty), his wife and certain trusts for the benefit of their children.  The final voting results were approximately 90% for adoption of the Merger Agreement and approximately 89% for approval of the Malone Agreement.

The proposals were also approved by an overwhelming majority of the stockholders excluding shares of DIRECTV Group owned by Liberty and its subsidiaries, the Malones and officers and directors of Liberty.  Liberty Media held a special meeting of stockholders earlier in the day and also received the necessary approvals for the transactions.

Description of the Transactions

In the transactions, Liberty executed a split-off that resulted in the redemption of 90% of the outstanding shares of both series of its Liberty Entertainment common stock in exchange for all of the outstanding shares of two series of common stock of LEI. The Merger Agreement provided for two mergers that resulted in DIRECTV Group and LEI becoming wholly-owned subsidiaries of DIRECTV. In the DIRECTV merger, DIRECTV Group common stockholders (other than direct or indirect subsidiaries of LEI) received one share of DIRECTV Class A common stock for each share of common stock of DIRECTV Group that they owned. In the LEI merger, holders of outstanding shares of LEI Series A common stock and LEI Series B common stock (other than LEI or DIRECTV) received a number of shares of DIRECTV Class A common stock equal to the LEI exchange ratio for each share of LEI common stock that they owned. The LEI exchange ratio was equal to 1.11130 shares of DIRECTV common stock for each share of LEI common stock.

Immediately prior to the mergers, the Malones, pursuant to the Malone Agreement, exchanged each of their shares of LEI Series B common stock for a number of shares of DIRECTV Class B common stock equal to the number of shares of LEI Series B common stock they owned multiplied by the LEI exchange ratio.  The Malones are the only holders of DIRECTV Class B common stock and their votes are subject to limitations imposed by the Malone Agreement.  DIRECTV Class B common stock has fifteen votes per share and certain limited consent rights and will not be publicly traded, and DIRECTV Class A common stock has one vote per share and is listed on the NASDAQ National Market System under the symbol “DTV” and will begin trading on Friday, November 20, 2009.

As a result of the merger transactions, there will be approximately 910 million shares of DIRECTV Class A common stock (NASDAQ: DTV) outstanding when trading begins and approximately 22 million shares of DIRECTV Class B common stock, all of which is held by the Malones and will not be listed.  In addition, stock options and SARs relating to Liberty Entertainment common stock were converted into stock options and SARs relating to DIRECTV’s Class A common stock.

As previously disclosed in the proxy statement and prospectus sent to stockholders in connection with the stockholder vote on the Liberty transactions and other public filings, as a result of completing the Liberty transactions, the Company has assumed, on a consolidated basis, approximately $2 billion of indebtedness to Bank of America through its acquisition of Greenlady II, LLC, a subsidiary of LEI, and also has assumed rights and obligations connected with the related equity collar securing the debt.  The Company has requested that Bank of America unwind the equity collar, pursuant to agreed upon market practices. The indebtedness will be repaid prior to its maturity in various stages in conjunction with the unwind.  The Company will also be responsible for certain costs due to the early unwind of the various tranches of the equity collar, the amounts of which will vary depending on the Company’s stock price during the unwind and other market factors.

Based on DTV’s closing share price of $31.04 on November 18, 2009, and other preliminary estimates of fair value of the assets and liabilities of LEI (including the fair value on that date of the equity collar and the stock based awards), the Company estimates that it will record an expense of approximately $400 million for the premium to LEI stockholders and costs of the transactions.  This is an estimate and the actual charges will be disclosed in the Company’s filing on Form 10-K for the year ending December 31, 2009.  Adjustments to the fair values of certain of the stock based awards and the equity collar, as long as these instruments remain outstanding, will be recorded in non-operating earnings in the consolidated statements of operations of the Company each reporting period.  The Company expects that the process of unwinding the equity collar and the determination of amounts payable to Bank of America will be completed in the fourth quarter of this year, depending on market factors and other relevant considerations.

As a result of the decision by the Company to repay the debt and to unwind the equity collar, the Company does not intend to implement a new share repurchase program at this time.  Any decision to implement a share repurchase program will be made based upon progress made in unwinding the equity collar and other relevant market conditions.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DIRECTV Latin America operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

About DIRECTV

DIRECTV (NASDAQ:DTV) is the world’s leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides satellite television service to more than 18.4 million customers in the United States and more than 6 million customers in Latin America. The company also owns three sports Networks (FSN Northwest, FSN Rocky Mountain and FSN Pittsburgh) as well as a 65% interest in Game Show Network.

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